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                                  Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of VAALCO Energy, Inc. on Form S-8 of our report dated March 29, 2002, appearing in the Annual Report on Form 10-KSB of VAALCO Energy, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Houston, Texas
February 24, 2003